Exhibit 99.1

                  Equinix Reports Second Quarter 2005 Results

    FOSTER CITY, Calif.--(BUSINESS WIRE)--July 27, 2005--Equinix, Inc. (Nasdaq:EQIX):

    --  Increased revenues by 33% over same quarter 2004

    -- Increased EBITDA to $16.1 million, up from $7.5 million in same quarter 2004

    -- Continues expansion efforts with acquisitions of centers in Silicon Valley and recently announced Chicago center

    -- Added 70 customers including D.E. Shaw, Fox Sports Interactive Media, Merrill Lynch Asia Pacific Ltd, NASA and Salesforce.com

    Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly results for the period ended June 30, 2005.
    Revenues were $52.5 million for the second quarter, a 33% increase over the same quarter last year and an 8% increase over the previous quarter. Recurring revenues, consisting of colocation, interconnection and managed services, were $49.4 million, a 33% increase over the same quarter last year and an 8% increase over the previous quarter. Non-recurring revenues, consisting primarily of professional services and installation fees, were $3.1 million for the quarter, as compared to $2.1 million in the same quarter last year and $2.8 million the previous quarter.
    Cost of revenues were $38.8 million for the second quarter, a 14% increase over the same quarter last year and a 5% increase over the previous quarter. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $15.5 million, were $23.3 million for the second quarter, a 13% increase over same quarter last year and a 6% increase over the previous quarter. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 56%, up from 48% the same quarter last year and 55% the previous quarter.
    Selling, general and administrative expenses, including stock-based compensation of $2.5 million, were $16.2 million for the second quarter, a 30% increase over the same quarter last year and a 6% increase over the previous quarter. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $3.1 million, were $13.1 million for the second quarter, a 16% increase over same quarter last year and a 6% increase over the previous quarter.
    Net loss for the second quarter, including stock-based compensation expense of $2.5 million, was $3.4 million. This represents a basic and diluted net loss per share of $0.14 based on a weighted average share count of 23.7 million or a pro forma net loss per share of $0.04 excluding the stock-based compensation expense. The Company's cash net income, defined as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and non-cash interest expense for the quarter was $15.4 million, a 19% improvement over the previous quarter.
    EBITDA, defined as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the second quarter was $16.1 million, up 12% over the previous quarter and up from $7.5 million the same quarter 2004.
    Capital expenditures in the quarter were $9.9 million, of which $5.4 million was attributed to ongoing capital expenditures and $4.5 million was attributed to expansion capital expenditures.
    The company generated cash from operating activities of $18.1 million, a $2.8 million or 18% increase over the previous quarter. Cash used in investing activities was $6.7 million, an increase of $0.6 million over the previous quarter. As a result, the company generated $11.4 million in free cash flow, a $2.2 million increase over the previous quarter. Free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments).
    As of June 30, 2005, the company's cash, cash equivalents and investments were $132.0 million, an increase of $13.9 million over the previous quarter.
    "Equinix delivered strong results in the second quarter contributing to a solid first half for the company," said Peter Van Camp, CEO of Equinix. "Significant in this was the level of our bookings and the quality of our new customers. This was a new high for the company, setting up a second half of continued strong growth."

    Other Company Metrics & Developments

    -- On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), revenue was $51.3 million; cost of revenues were $35.6 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $21.4 million and cash gross margins for the quarter were 58%. EBITDA on a same IBX basis was $17.0 million.

    -- Equinix added 70 new customers in the quarter including AON Warranty Group, Coral Wireless, D.E. Shaw, eHarmony.com, Fox Sports Interactive Media, Ikea Asia Pacific Pte Ltd, Merrill Lynch Asia Pacific Ltd, MySpace.com, NASA, Salesforce.com, Samsung Networks and Sandisk.

    -- Based on a total cabinet capacity of approximately 26,100, the number of cabinets billing at the end of the quarter was approximately 12,400, or 47%, up from approximately 11,700 the previous quarter. On a weighted average basis, the number of cabinets billing was approximately 12,100, which represents 46%.

    -- U.S. interconnection revenues were 22% of U.S. recurring revenues for the quarter. Interconnection services represent 20% of total worldwide recurring revenues.

    Business Outlook

    For the third quarter 2005, the company expects revenues to be in the range of $55.5 to $56.5 million. Cash gross margins are expected to be approximately 56%. Cash selling, general and administrative expenses are expected to be in the range of $13.0 to $14.0 million. EBITDA is expected to be between $17.0 and $18.0 million as the company continues to invest in growing the business. Net loss is expected to be in the range of $2.0 to $3.0 million. This includes approximately $1.8 million of stock-based compensation expense primarily attributed to the restricted stock grants, based on recent stock trading levels of approximately $45.00 per share, and approximately $1.9 million of interest expense. The weighted average shares outstanding will be approximately 24.0 million. Capital expenditures are estimated to be in the range of $8.0 to $10.0 million, including approximately $5.0 million in capital required for improvements to the newly acquired Silicon Valley and Chicago IBX centers.
    For the full year of 2005, revenues are expected to be in the range of $216.0 to $219.0 million. Cash gross margins are expected to be in the range of 55-56%. Cash selling, general and administrative expenses are expected to be approximately $53.0 million. EBITDA is expected to be between $66.0 and $68.0 million. Net loss is expected to be in the range of $13.0 to $15.0 million. This includes approximately $8.5 million of stock-based compensation expense primarily attributed to the restricted stock grants, based on recent stock trading levels of approximately $45.00 per share, and $9.0 million of interest expense. The weighted average shares outstanding will be approximately 23.5 million. Capital expenditures for 2005 are expected to be in a range of $40.0 to $45.0 million, comprised of $17.0 to $18.0 million of ongoing capital expenditures and $23.0 to $27.0 million of expansion capital expenditures.

    The company will discuss its results and guidance on its quarterly conference call on Wednesday, July 27, 2005, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call, please dial 1-773-799-3263 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Wednesday, July 27, 2005 at 7:30 p.m. (ET) by dialing 203-369-1928. In addition, the Webcast will be available for replay on the company's Web site at www.equinix.com. No password is required for either method of replay. A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table immediately following the Condensed Consolidated Statements of Operations - GAAP Presentation. This reconciliation is also available at www.equinix.com under the Investor Relations heading.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's 15 Internet Business Exchange(TM) (IBX(R)) centers in five countries, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense and cash net income (loss) and free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, non-cash interest, and, with respect to 2004 results, the non-cash portion of loss on debt extinguishment and conversion and restructuring charges (there were no such charges or losses in 2005). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the company, to better evaluate the company's operating performance and cash spending levels relative to its industry sector and competitor base.
    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liability, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes interest expense associated with the amortization of debt issuance costs and discounts, as well as the interest expense associated with its convertible secured notes as such interest expenses do not require any cash in the periods presented nor will they in future periods. Lastly, with respect to its 2004 results, Equinix excludes restructuring charges and the non-cash portion of the loss on debt extinguishment and conversion. The restructuring charges relate to the company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. The non-cash portion of the loss on debt extinguishment and conversion, which represents the write-off of the unamortized debt issuance costs and discounts associated with the debt facilities extinguished or converted as no cash was expended in the periods presented for such write-offs nor will there be in the future. Management believes such restructuring charges and write-offs of debt issuance costs and discounts were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
    Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and six months ended June 30, 2005 and 2004, presented within this press release.



                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
               (in thousands, except per share detail)




                           Three Months Ended        Six Months Ended
                     ------------------------------ ------------------
                     June 30, March 31,  June 30,   June 30, June 30,
                      2005      2005       2004      2005      2004
                     -------- --------- ----------- -------- ---------
                                        (unaudited)

Recurring
 revenues            $49,431   $45,901     $37,271  $95,332   $71,754
Non-recurring
 revenues              3,048     2,783       2,152    5,831     4,489
                     -------- --------- ----------- -------- ---------
  Revenues            52,479    48,684      39,423  101,163    76,243

Cost of
 revenues             38,811    36,873      34,150   75,684    67,935
                     -------- --------- ----------- -------- ---------
     Gross profit     13,668    11,811       5,273   25,479     8,308
                     -------- --------- ----------- -------- ---------

Operating
 expenses:
  Sales and
   marketing           5,145     4,819       4,423    9,964     9,065
  General and
   administrative     11,027    10,489       8,008   21,516    16,250
                     -------- --------- ----------- -------- ---------
     Total operating
      expenses        16,172    15,308      12,431   31,480    25,315
                     -------- --------- ----------- -------- ---------

Loss from
 operations           (2,504)   (3,497)     (7,158)  (6,001)  (17,007)
                     -------- --------- ----------- -------- ---------

Interest and other
 income (expense):
  Interest income        902       667         242    1,569       484
  Interest expense
   and other          (1,945)   (2,459)     (2,283)  (4,404)   (6,413)
  Loss on debt
   extinguishment
   and conversion          -         -           -        -   (16,211)
                     -------- --------- ----------- -------- ---------
     Total interest
      and other, net  (1,043)   (1,792)     (2,041)  (2,835)  (22,140)
                     -------- --------- ----------- -------- ---------

Net loss before
 income taxes         (3,547)   (5,289)     (9,199)  (8,836)  (39,147)

  Income
   taxes                 116      (505)         (6)    (389)     (200)

                     -------- --------- ----------- -------- ---------
Net
 loss                $(3,431)  $(5,794)    $(9,205) $(9,225) $(39,347)
                     ======== ========= =========== ======== =========


Basic and diluted
 net loss per share   $(0.14)   $(0.26)     $(0.51)  $(0.40)   $(2.33)
                     ======== ========= =========== ======== =========

Shares used in
 computing basic and
 diluted net loss
 per share            23,727    21,898      18,191   22,964    16,862
                     ======== ========= =========== ======== =========


Pro forma basic and
 diluted net loss
 per share (1)        $(0.04)   $(0.15)     $(0.50)  $(0.19)   $(1.32)
                     ======== ========= =========== ======== =========

Shares used in
 computing pro
 forma basic and
 diluted net
 loss per share       23,727    21,898      18,191   22,964    16,862
                     ======== ========= =========== ======== =========



--------------------

(1) Pro forma basic and diluted net loss per share excludes the $16,211,000 loss on debt extinguishment and conversion during the six months ended June 30, 2004 and stock-based compensation expense for all periods presented as follows:


     Cost of
      revenues            $-        $-          $2       $-       $22
     Sales and
      marketing          454       447          15      901        45
     General and
      administrative   2,035     1,997         166    4,032       793
                     -------- --------- ----------- -------- ---------
       Stock-based
        compensation  $2,489    $2,444        $183   $4,933      $860
                     ======== ========= =========== ======== =========




                            EQUINIX, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -
                        NON-GAAP PRESENTATION
                            (in thousands)




                                             Three Months Ended
                                       -------------------------------
                                       June 30, March 31,   June 30,
                                        2005      2005        2004
                                       -------- ---------- -----------
                                                (unaudited)

Recurring revenues                     $49,431    $45,901     $37,271
Non-recurring revenues                   3,048      2,783       2,152
                                       -------- ---------- -----------
     Revenues (1)                       52,479     48,684      39,423

Cash cost of revenues (2)               23,317     21,929      20,631
                                       -------- ---------- -----------
               Cash gross profit (3)    29,162     26,755      18,792
                                       -------- ---------- -----------

Cash operating expenses (4):
     Cash sales and marketing
      expenses(5)                        4,676      4,357       3,933
     Cash general and administrative
      expenses (6)                       8,431      8,061       7,331
                                       -------- ---------- -----------
               Total cash operating
                expenses (7)            13,107     12,418      11,264
                                       -------- ---------- -----------

EBITDA (8)                              16,055     14,337       7,528
                                       -------- ---------- -----------

Cash interest and other income
 (expense) (9):
     Interest income                       902        667         242
     Cash interest expense and other
      (10)                              (1,677)    (1,554)       (547)
     Cash loss on debt extinguishment
      and conversion (11)                    -          -           -
     Income taxes                          116       (505)         (6)
                                       -------- ---------- -----------
          Total cash interest and
           other, net                     (659)    (1,392)       (311)
                                       -------- ---------- -----------

Cash net income (12)                   $15,396    $12,945      $7,217
                                       ======== ========== ===========

Cash gross margins (13)                     56%        55%         48%
                                       ======== ========== ===========

EBITDA flow-through rate (14)               45%        53%         72%
                                       ======== ========== ===========

--------------------------------------

(1)  The geographic split of our revenues is
     presented below:

     U.S. revenues                     $45,384    $42,016     $34,093
     Asia-Pacific revenues               7,095      6,668       5,330
                                       -------- ---------- -----------
          Revenues                     $52,479    $48,684     $39,423
                                       ======== ========== ===========

     Revenues on a services basis is
     presented below:

     Colocation                        $36,105    $33,236     $27,205
     Interconnection                     9,845      9,324       7,383
     Managed infrastructure              3,481      3,341       2,683
                                       -------- ---------- -----------
          Recurring revenues            49,431     45,901      37,271
     Non-recurring revenues              3,048      2,783       2,152
                                       -------- ---------- -----------
          Revenues                     $52,479    $48,684     $39,423
                                       ======== ========== ===========

     New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

     Same IBX centers                  $51,282    $48,457     $37,996
     New IBX centers                     1,197        227       1,427
                                       -------- ---------- -----------
          Revenues                     $52,479    $48,684     $39,423
                                       ======== ========== ===========

(2) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

     Cost of revenues                  $38,811    $36,873     $34,150
     Depreciation, amortization and
      accretion expense                (15,494)   (14,944)    (13,517)
     Stock-based compensation expense        -          -          (2)
                                       -------- ---------- -----------
          Cash cost of revenues        $23,317    $21,929     $20,631
                                       ======== ========== ===========

     The geographic split of our cash cost of revenues is presented below:

     U.S. cash cost of revenues        $19,339    $18,061     $16,824
     Asia-Pacific cash cost of
      revenues                           3,978      3,868       3,807
                                       -------- ---------- -----------
          Cash cost of revenues        $23,317    $21,929     $20,631
                                       ======== ========== ===========

     New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

     Same IBX centers-cash cost of
      revenues                         $21,390    $21,091     $18,821
     Same IBX centers-depreciation,
      amortization and accretion
      expense                           14,183     14,196      13,263
     Same IBX centers-stock-based
      compensation expense                   -          -           2
                                       -------- ---------- -----------
          Same IBX centers cost of
           revenues                     35,573     35,287      32,086
                                       -------- ---------- -----------

     New IBX centers-cash cost of
      revenues                           1,927        838       1,810
     New IBX centers-depreciation,
      amortization and accretion
      expense                            1,311        748         254
     New IBX centers-stock-based
      compensation expense                   -          -           -
                                       -------- ---------- -----------
          New IBX centers cost of
           revenues                      3,238      1,586       2,064
                                       -------- ---------- -----------

               Cost of revenues        $38,811    $36,873     $34,150
                                       ======== ========== ===========

(3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

     Sales and marketing expenses       $5,145     $4,819      $4,423
     Depreciation and amortization
      expense                              (15)       (15)       (475)
     Stock-based compensation expense     (454)      (447)        (15)
                                       -------- ---------- -----------
          Cash sales and marketing
           expenses                     $4,676     $4,357      $3,933
                                       ======== ========== ===========

(6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

     General and administrative
      expenses                         $11,027    $10,489      $8,008
     Depreciation and amortization
      expense                             (561)      (431)       (511)
     Stock-based compensation expense   (2,035)    (1,997)       (166)
                                       -------- ---------- -----------
          Cash general and
           administrative expenses      $8,431     $8,061      $7,331
                                       ======== ========== ===========

(7) Our cash operating expenses, or cash SG&A, as defined above, is presented below:

     Cash sales and marketing expenses  $4,676     $4,357      $3,933
     Cash general and administrative
      expenses                           8,431      8,061       7,331
                                       -------- ---------- -----------
                                       $13,107    $12,418     $11,264
                                       ======== ========== ===========

     The geographic split of our cash operating expenses, or cash
     SG&A, is presented below:

     U.S. cash SG&A                    $10,486     $9,908      $8,911
     Asia-Pacific cash SG&A              2,621      2,510       2,353
                                       -------- ---------- -----------
          Cash SG&A                    $13,107    $12,418     $11,264
                                       ======== ========== ===========

(8) We define EBITDA as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

     Loss from operations              $(2,504)   $(3,497)    $(7,158)
     Depreciation, amortization and
      accretion expense                 16,070     15,390      14,503
     Stock-based compensation expense    2,489      2,444         183
     Restructuring charges                   -          -           -
                                       -------- ---------- -----------
          EBITDA                       $16,055    $14,337      $7,528
                                       ======== ========== ===========

     The geographic split of our EBITDA is presented below:

     U.S. loss from operations         $(1,871)   $(2,614)    $(4,800)
     U.S. depreciation, amortization
      and accretion expense             14,941     14,217      12,975
     U.S. stock-based compensation
      expense                            2,489      2,444         183
     U.S. restructuring charges              -          -           -
                                       -------- ---------- -----------
          U.S. EBITDA                   15,559     14,047       8,358
                                       -------- ---------- -----------

     Asia-Pacific loss from operations    (633)      (883)     (2,358)
     Asia-Pacific depreciation,
      amortization and accretion
      expense                            1,129      1,173       1,528
     Asia-Pacific stock-based
      compensation expense                   -          -           -
     Asia-Pacific restructuring
      charges                                -          -           -
                                       -------- ---------- -----------
          Asia-Pacific EBITDA              496        290        (830)
                                       -------- ---------- -----------

               EBITDA                  $16,055    $14,337      $7,528
                                       ======== ========== ===========

     New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

     Same IBX centers-loss from
      operations                         $(232)   $(1,955)    $(6,479)
     Same IBX centers-depreciation,
      amortization and accretion
      expense                           14,759     14,642      14,249
     Same IBX centers-stock-based
      compensation expense               2,489      2,444         183
     Same IBX centers-restructuring
      charges                                -          -           -
                                       -------- ---------- -----------
          Same IBX center EBITDA        17,016     15,131       7,953
                                       -------- ---------- -----------

     New IBX centers-loss from
      operations                        (2,272)    (1,542)       (679)
     New IBX centers-depreciation,
      amortization and accretion
      expense                            1,311        748         254
     New IBX centers-stock-based
      compensation expense                   -          -           -
     New IBX centers-restructuring
      charges                                -          -           -
                                       -------- ---------- -----------
          New IBX center EBITDA           (961)      (794)       (425)
                                       -------- ---------- -----------

          EBITDA                       $16,055    $14,337      $7,528
                                       ======== ========== ===========

(9) We define cash interest and other income (expense) as interest expense plus income taxes less interest income, non-cash interest expense and non-cash loss on debt extinguishment and conversion. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes. Non-cash loss on debt extinguishment and conversion is comprised of the non-cash write-off of debt issuance costs and discounts.

(10) Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

     Interest expense and other        $(1,945)   $(2,459)    $(2,283)
     Amortization of debt discounts
      and debt issuance costs              198        198         505
     Non-cash interest on convertible
      secured notes                         70        707       1,231
                                       -------- ---------- -----------
          Non-cash interest expense        268        905       1,736

                                       -------- ---------- -----------
          Cash interest expense and
           other                       $(1,677)   $(1,554)      $(547)
                                       ======== ========== ===========

(11) Loss on debt extinguishment and
      conversion                            $-         $-          $-

     Non-cash write-off of debt
      issuance costs and discounts           -          -           -
                                       -------- ---------- -----------
          Non-cash loss on debt
           extinguishment and
           conversion                        -          -           -

                                       -------- ---------- -----------
          Cash loss on debt
           extinguishment and
           conversion                       $-         $-          $-
                                       ======== ========== ===========

(12) We define cash net income as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, non-cash interest expense and non-cash loss on debt extinguishment and conversion as presented below:

     Net income (loss)                 $(3,431)   $(5,794)    $(9,205)
     Depreciation, amortization and
      accretion expense                 16,070     15,390      14,503
     Stock-based compensation expense    2,489      2,444         183
     Restructuring charges                   -          -           -
     Non-cash interest expense
      (defined above)                      268        905       1,736
     Non-cash loss on debt
      extinguishment and conversion
      (defined above)                        -          -           -
                                       -------- ---------- -----------
          Cash net income              $15,396    $12,945      $7,217
                                       ======== ========== ===========

(13) We define cash gross margins as cash gross profit divided by revenues.

     Our cash gross margins by geographic region is presented below:

     U.S. cash gross margins                57%        57%         51%
                                       ======== ========== ===========

     Asia-Pacific cash gross margins        44%        42%         29%
                                       ======== ========== ===========

     Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

     Same IBX cash gross margins            58%        56%         50%
                                       ======== ========== ===========

(14) We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

     EBITDA - current period           $16,055    $14,337      $7,528
     Less EBITDA - prior period        (14,337)   (12,363)     (5,657)
                                       -------- ---------- -----------
          EBITDA growth                 $1,718     $1,974      $1,871
                                       ======== ========== ===========

     Revenues - current period         $52,479    $48,684     $39,423
     Less revenues - prior period      (48,684)   (44,989)    (36,820)
                                       -------- ---------- -----------
          Revenue growth                $3,795     $3,695      $2,603
                                       ======== ========== ===========

     EBITDA flow-through rate               45%        53%         72%
                                       ======== ========== ===========

Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our EBITDA flow-through rates for same IBX centers is presented below:


 Same IBX EBITDA - current period      $17,016    $15,131      $7,953
 Less same IBX EBITDA - prior period   (15,131)   (12,822)     (6,434)
                                       -------- ----------  ----------
  Same IBX EBITDA growth                $1,885     $2,309      $1,519
                                       ======== ==========  ==========

 Same IBX revenues - current period    $51,282    $48,457     $37,996
  Less same IBX revenues -
   prior period                        (48,457)   (43,165)    (35,737)
                                       -------  --------      --------
  Same IBX revenue growth               $2,825     $5,292      $2,259
                                      ========  =========     ========

 Same IBX EBITDA flow-through rate          67%        44%         67%
                                      ========   ========     ========


                                                   Six Months Ended
                                                ----------------------
                                                 June 30,   June 30,
                                                  2005        2004
                                                ---------- -----------
                                                      (unaudited)

Recurring revenues                                $95,332     $71,754
Non-recurring revenues                              5,831       4,489
                                                ---------- -----------
     Revenues (1)                                 101,163      76,243

Cash cost of revenues (2)                          45,246      40,851
                                                ---------- -----------
               Cash gross profit (3)               55,917      35,392
                                                ---------- -----------

Cash operating expenses (4):
     Cash sales and marketing expenses(5)           9,033       8,071
     Cash general and administrative expenses
      (6)                                          16,492      14,136
                                                ---------- -----------
               Total cash operating expenses
                (7)                                25,525      22,207
                                                ---------- -----------

EBITDA (8)                                         30,392      13,185
                                                ---------- -----------

Cash interest and other income (expense) (9):
     Interest income                                1,569         484
     Cash interest expense and other (10)          (3,231)     (2,062)
     Cash loss on debt extinguishment and
      conversion (11)                                   -      (2,505)
     Income taxes                                    (389)       (200)
                                                ---------- -----------
          Total cash interest and other, net       (2,051)     (4,283)
                                                ---------- -----------

Cash net income (12)                              $28,341      $8,902
                                                ========== ===========

Cash gross margins (13)                                55%         46%
                                                ========== ===========

EBITDA flow-through rate (14)                          58%         72%
                                                ========== ===========

-----------------------------------------------

(1)  The geographic split of our revenues is
     presented below:

     U.S. revenues                                $87,400     $66,114
     Asia-Pacific revenues                         13,763      10,129
                                                ---------- -----------
          Revenues                               $101,163     $76,243
                                                ========== ===========

     Revenues on a services basis is presented below:

     Colocation                                   $69,341     $52,011
     Interconnection                               19,169      14,320
     Managed infrastructure                         6,822       5,423
                                                ---------- -----------
          Recurring revenues                       95,332      71,754
     Non-recurring revenues                         5,831       4,489
                                                ---------- -----------
          Revenues                               $101,163     $76,243
                                                ========== ===========

     New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

     Same IBX centers                             $99,739     $73,733
     New IBX centers                                1,424       2,510
                                                ---------- -----------
          Revenues                               $101,163     $76,243
                                                ========== ===========

(2) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

     Cost of revenues                             $75,684     $67,935
     Depreciation, amortization and accretion
      expense                                     (30,438)    (27,062)
     Stock-based compensation expense                   -         (22)
                                                ---------- -----------
          Cash cost of revenues                   $45,246     $40,851
                                                ========== ===========

     The geographic split of our cash cost of revenues is presented below:

     U.S. cash cost of revenues                   $37,400     $33,555
     Asia-Pacific cash cost of revenues             7,846       7,296
                                                ---------- -----------
          Cash cost of revenues                   $45,246     $40,851
                                                ========== ===========

     New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

     Same IBX centers-cash cost of revenues       $42,481     $37,197
     Same IBX centers-depreciation,
      amortization and accretion expense           28,379      26,587
     Same IBX centers-stock-based compensation
      expense                                           -          22
                                                ---------- -----------
          Same IBX centers cost of revenues        70,860      63,806
                                                ---------- -----------

     New IBX centers-cash cost of revenues          2,765       3,654
     New IBX centers-depreciation, amortization
      and accretion expense                         2,059         475
     New IBX centers-stock-based compensation
      expense                                           -           -
                                                ---------- -----------
          New IBX centers cost of revenues          4,824       4,129
                                                ---------- -----------

               Cost of revenues                   $75,684     $67,935
                                                ========== ===========

(3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

     Sales and marketing expenses                  $9,964      $9,065
     Depreciation and amortization expense            (30)       (949)
     Stock-based compensation expense                (901)        (45)
                                                ---------- -----------
          Cash sales and marketing expenses        $9,033      $8,071
                                                ========== ===========

(6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

     General and administrative expenses          $21,516     $16,250
     Depreciation and amortization expense           (992)     (1,321)
     Stock-based compensation expense              (4,032)       (793)
                                                ---------- -----------
          Cash general and administrative
           expenses                               $16,492     $14,136
                                                ========== ===========

(7)  Our cash operating expenses, or cash
     SG&A, as defined above, is presented
     below:

     Cash sales and marketing expenses             $9,033      $8,071
     Cash general and administrative expenses      16,492      14,136
                                                ---------- -----------
                                                  $25,525     $22,207
                                                ========== ===========

     The geographic split of our cash operating expenses, or cash SG&A, is presented below:

     U.S. cash SG&A                               $20,394     $17,531
     Asia-Pacific cash SG&A                         5,131       4,676
                                                ---------- -----------
          Cash SG&A                               $25,525     $22,207
                                                ========== ===========

(8) We define EBITDA as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

     Loss from operations                         $(6,001)   $(17,007)
     Depreciation, amortization and accretion
      expense                                      31,460      29,332
     Stock-based compensation expense               4,933         860
     Restructuring charges                              -           -
                                                ---------- -----------
          EBITDA                                  $30,392     $13,185
                                                ========== ===========

     The geographic split of our EBITDA is
     presented below:

     U.S. loss from operations                    $(4,485)   $(12,202)
     U.S. depreciation, amortization and
      accretion expense                            29,158      26,370
     U.S. stock-based compensation expense          4,933         860
     U.S. restructuring charges                         -           -
                                                ---------- -----------
          U.S. EBITDA                              29,606      15,028
                                                ---------- -----------

     Asia-Pacific loss from operations             (1,516)     (4,805)
     Asia-Pacific depreciation, amortization
      and accretion expense                         2,302       2,962
     Asia-Pacific stock-based compensation
      expense                                           -           -
     Asia-Pacific restructuring charges                 -           -
                                                ---------- -----------
          Asia-Pacific EBITDA                         786      (1,843)
                                                ---------- -----------

               EBITDA                             $30,392     $13,185
                                                ========== ===========

     New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

     Same IBX centers-loss from operations        $(2,187)   $(15,330)
     Same IBX centers-depreciation,
      amortization and accretion expense           29,401      28,857
     Same IBX centers-stock-based compensation
      expense                                       4,933         860
     Same IBX centers-restructuring charges             -           -
                                                ---------- -----------
          Same IBX center EBITDA                   32,147      14,387
                                                ---------- -----------

     New IBX centers-loss from operations          (3,814)     (1,677)
     New IBX centers-depreciation, amortization
      and accretion expense                         2,059         475
     New IBX centers-stock-based compensation
      expense                                           -           -
     New IBX centers-restructuring charges              -           -
                                                ---------- -----------
          New IBX center EBITDA                    (1,755)     (1,202)
                                                ---------- -----------

          EBITDA                                  $30,392     $13,185
                                                ========== ===========

(9) We define cash interest and other income (expense) as interest expense plus income taxes less interest income, non-cash interest expense and non-cash loss on debt extinguishment and conversion. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes. Non-cash loss on debt extinguishment and conversion is comprised of the non-cash write-off of debt issuance costs and discounts.

(10) Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

     Interest expense and other                   $(4,404)    $(6,413)
     Amortization of debt discounts and debt
      issuance costs                                  396       1,814
     Non-cash interest on convertible secured
      notes                                           777       2,537
                                                ---------- -----------
          Non-cash interest expense                 1,173       4,351

                                                ---------- -----------
          Cash interest expense and other         $(3,231)    $(2,062)
                                                ========== ===========

(11) Loss on debt extinguishment and conversion        $-    $(16,211)

     Non-cash write-off of debt issuance costs
      and discounts                                     -      13,706
                                                ---------- -----------
          Non-cash loss on debt extinguishment
           and conversion                               -      13,706

                                                ---------- -----------
          Cash loss on debt extinguishment and
           conversion                                  $-     $(2,505)
                                                ========== ===========

(12) We define cash net income as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, non-cash interest expense and non-cash loss on debt extinguishment and conversion as presented below:

     Net income (loss)                            $(9,225)   $(39,347)
     Depreciation, amortization and accretion
      expense                                      31,460      29,332
     Stock-based compensation expense               4,933         860
     Restructuring charges                              -           -
     Non-cash interest expense (defined above)      1,173       4,351
     Non-cash loss on debt extinguishment and
      conversion (defined above)                        -      13,706
                                                ---------- -----------
          Cash net income                         $28,341      $8,902
                                                ========== ===========

(13) We define cash gross margins as cash gross profit divided by revenues.

     Our cash gross margins by geographic region is presented below:

     U.S. cash gross margins                           57%         49%
                                                ========== ===========

     Asia-Pacific cash gross margins                   43%         28%
                                                ========== ===========

     Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

     Same IBX cash gross margins                       57%         50%
                                                ========== ===========

(14) We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

     EBITDA - current period                      $30,392     $13,185
     Less EBITDA - prior period                   (22,429)     (4,483)
                                                ---------- -----------
          EBITDA growth                            $7,963      $8,702
                                                ========== ===========

     Revenues - current period                   $101,163     $76,243
     Less revenues - prior period                 (87,428)    (64,073)
                                                ---------- -----------
          Revenue growth                          $13,735     $12,170
                                                ========== ===========

     EBITDA flow-through rate                          58%         72%
                                                ========== ===========

Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our EBITDA flow-through rates for same IBX centers is presented below:



Same IBX EBITDA - current period                  $32,147     $14,387
 Less same IBX EBITDA - prior period              (23,142)     (4,707)
                                                 --------    --------
  Same IBX EBITDA growth                           $9,005      $9,680
                                                 ========    ========

 Same IBX revenues - current period               $99,739     $73,733
  Less same IBX revenues - prior period           (83,923)    (63,700)
                                                 --------    --------
  Same IBX revenue growth                         $15,816     $10,033
                                                  =======    ========

 Same IBX EBITDA flow-through rate                     57%         96%
                                                 ========    ========



                            EQUINIX, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)




                  Assets                     June 30,    December 31,
                                              2005          2004
                                           ------------ --------------
                                                   (unaudited)

Cash, cash equivalents and investments        $132,029       $108,092
Accounts receivable, net                        15,720         11,919
Property and equipment, net                    345,117        343,361
Goodwill and other intangible assets, net       21,589         22,253
Debt issuance costs, net                         2,473          3,164
Prepaid expenses                                 3,552          3,603
Deposits                                         3,515          6,062
Other assets                                     2,990          3,344
                                           ------------ --------------
        Total assets                          $526,985       $501,798
                                           ============ ==============

   Liabilities and Stockholders' Equity

Accounts payable and accrued expenses          $21,068        $18,116
Accrued restructuring charges                   14,227         14,750
Accrued property and equipment                   5,424          2,912
Accrued interest payable                           857          1,706
Capital lease obligation                        34,881         35,204
Other debt facility                             15,023              -
Convertible secured notes                        1,950         35,824
Convertible subordinated debentures             86,250         86,250
Deferred rent                                   24,014         22,915
Deferred installation revenue                    7,219          3,745
Customer deposits                                  801          3,360
Other liabilities                                4,171          3,310
                                           ------------ --------------
        Total liabilities                      215,885        228,092
                                           ------------ --------------

Preferred stock                                      2              2
Common stock                                        24             19
Additional paid-in capital                     832,922        776,123
Deferred stock-based compensation               (9,295)          (260)
Accumulated other comprehensive income           1,107          2,257
Accumulated deficit                           (513,660)      (504,435)
                                           ------------ --------------
        Total stockholders' equity             311,100        273,706
                                           ------------ --------------

        Total liabilities and stockholders'
         equity                               $526,985       $501,798
                                           ============ ==============


-------------------------------------------------------

Ending headcount by geographic region is as follows:

     U.S. headcount                                345            315
     Asia-pacific headcount                        164            153
                                           ------------ --------------
        Total headcount                            509            468
                                           ============ ==============





                            EQUINIX, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)




                                                    Six Months Ended
                                                   -------------------
                                                   June 30,  June 30,
                                                     2005      2004
                                                   --------- ---------
                                                       (unaudited)

Cash flows from operating activities:
    Net loss                                        $(9,225) $(39,347)
    Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Depreciation, amortization and accretion      31,460    29,332
       Amortization of stock-based compensation       4,933       860
       Non-cash interest expense                      1,173     4,351
       Loss on debt extinguishment and conversion         -    16,211
       Other reconciling items                        1,050     2,919
       Changes in operating assets and
        liabilities:
            Accounts receivable                      (3,748)   (2,368)
            Accounts payable and accrued expenses     2,952     1,013
            Accrued restructuring charges              (968)     (466)
            Accrued interest payable                      -       503
            Other assets and liabilities              5,915     2,365
                                                   --------- ---------
                   Net cash provided by operating
                    activities                       33,542    15,373
                                                   --------- ---------
Cash flows from investing activities:
    Purchases of property and equipment             (15,413)   (9,162)
    Accrued property and equipment                    2,512    (1,532)
                                                   --------- ---------
                   Net cash used in investing
                    activities                      (12,901)  (10,694)
                                                   --------- ---------
Cash flows from financing activities:
    Proceeds from warrants, stock options and
     employee stock purchase plans                    7,632     2,590
    Proceeds from convertible subordinated
     debentures                                           -    86,250
    Repayment of capital lease obligations             (322)     (201)
    Repayment of other debt facilities               (3,690)   (3,326)
    Repayment of credit facility                          -   (34,281)
    Repayment of senior notes                             -   (30,475)
    Debt issuance and extinguishment costs                -    (5,727)
                                                   --------- ---------
                   Net cash provided by financing
                    activities                        3,620    14,830
                                                   --------- ---------
Effect of foreign currency exchange rates on cash
 and cash equivalents                                  (324)      (81)
                                                   --------- ---------
Net increase in cash, cash equivalents and
 investments                                         23,937    19,428
Cash, cash equivalents and investments at
 beginning of period                                108,092    72,971
                                                   --------- ---------
Cash, cash equivalents and investments at end of
 period                                            $132,029   $92,399
                                                   ========= =========


Free cash flow (2)                                  $20,641    $4,679
                                                   ========= =========

--------------------------------------------------

(1) The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchase, sale and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2) We define free cash flow as net cash provided by operating activities plus net cash used in investing activities
    (excluding the purchase, sale and maturities of short-term and long-term investments) as presented below:

    Net cash provided by operating activities as
     presented above                                $33,542   $15,373
    Net cash used in investing activities as
     presented above                                (12,901)  (10,694)
                                                   --------- ---------
       Free cash flow                               $20,641    $4,679
                                                   ========= =========


    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             Dave Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com